Exhibit 8

October 27, 2016

Dear (Distributor customer name),

On October 27, 2016, we announced that NXP has agreed to be acquired by Qualcomm creating the semiconductor industry powerhouse.

The combining of NXP into Qualcomm is based on compelling strategic logic that brings together two highly successful and complementary businesses to create a premier, semiconductor industry leader that will help you fulfill your customer needs even better. With unique leadership positions in Wireless technologies, Security and Processing, the union is ideally positioned to address the emerging trends of ADAS and Autonomous Vehicles, the Internet of Things (IoT) and the 5G revolution.

The combined company is expected to have annual revenues of more than $30 billion, serviceable addressable markets of $138 billion in 2020 and leadership positions across mobile, automotive, IOT, security and networking segments. The transaction has substantial strategic and financial benefits:

•	Complementary technology leadership in strategically important areas: The transaction combines Qualcomm’s leadership in low-power advanced computing, connectivity and communications systems with NXP’s complementary leadership in general purpose and automotive grade processing, security, automotive safety sensors and RF; enabling more complete system solutions.

•	Mobile: A leader in mobile SoCs, 3G/4G/5G modems and security.

•	Automotive: A leader in global automotive semiconductors, including ADAS, infotainment, safety systems, body & networking, powertrain & chassis and secure access.

•	IoT and Security: A leader in broad-based MCUs, secure identification, mobile transactions, payment cards and transit; strength in application processors and connectivity systems.

•	Networking: A leader in network processors for wired and wireless communications and RF sub-segments, Wave-2 11ac/11ad, RF power and BTS systems.

•	Enhanced go-to-market capabilities to serve our customers: The combination of Qualcomm and NXP’s deep customer and ecosystem relationships and distribution channels enables the ability to deliver leading products and platforms at scale in mobile, automotive, IoT, industrial, security and networking.

•	Shared track record of innovation and commitment to operational discipline: Both companies have demonstrated a strong commitment to technology leadership and best-in-class product portfolios with focused investments in R&D. Qualcomm and NXP have both taken action to position themselves for profitable growth, while maintaining financial and operational discipline.

Qualcomm is an exceptional company with a like-minded approach to that of NXP, in terms of customer-focused innovation. Its exceptional heritage, execution capability and richness of technology are an ideal match to NXP’s long-standing commitment to the Automotive, Security, Networking, Consumer and Industrial markets. We, and the rest of the NXP team, are delighted at this prospect and wish to assure you of our continued commitment to customer service and support throughout the entire transition phase and beyond.

Of course, the transaction is subject to regulatory approvals and other closing conditions, so we anticipate that the acquisition will likely close during the end of calendar 2017. However, for now and until the close of the deal, it will be business as usual, and we will continue to work closely with our distribution partners to support their customers and execute on our Mass Market acceleration strategy.

On behalf of the entire organization, we thank you for your continued commitment to support NXP products as you are fulfilling your customer needs and as we together continue to complete the integration of the Freescale and NXP systems. We are truly excited about our potential as a combined company with Qualcomm and the increased ability to jointly help you deliver innovative products and solutions to your customers. We are confident that our combination with Qualcomm will be as seamless as possible and look forward to working with you as our distribution partners for many years to come.

We will keep you informed as additional information becomes available that we are legally permitted to share.

Sincerely,

Steve Owen	Chris Allexandre
EVP Global Sales & Marketing	SVP Worldwide Mass Market Sales & Global Distribution
NXP Semiconductors	NXP Semiconductors

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS COMMUNICATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE TENDER OFFER AND RELATED TRANSACTIONS, INCLUDING THE TIMING OF THE COMPLETION OF THE TRANSACTION AND THE EXPECTED BENEFITS OF THE PROPOSED TRANSACTION. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE ONLY TO HISTORICAL OR CURRENT FACTS. FORWARD-LOOKING STATEMENTS OFTEN USE WORDS SUCH AS “ANTICIPATE”, “TARGET”, “EXPECT”, “ESTIMATE”, “INTEND”, “PLAN”, “GOAL”, “BELIEVE”, “HOPE”, “AIM”, “CONTINUE”, “WILL”, “MAY”, “WOULD”, “COULD” OR “SHOULD” OR OTHER WORDS OF SIMILAR MEANING OR THE NEGATIVE THEREOF. THERE ARE SEVERAL FACTORS WHICH COULD CAUSE ACTUAL PLANS AND RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF THE ANNOUNCEMENT OF THE TENDER OFFER AND RELATED TRANSACTIONS ON THE COMPANY’S BUSINESS RELATIONSHIPS (INCLUDING, WITHOUT LIMITATION, PARTNERS AND CUSTOMERS), OPERATING RESULTS AND BUSINESS GENERALLY; THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE PURCHASE AGREEMENT, AND THE RISK THAT THE PURCHASE AGREEMENT MAY BE TERMINATED IN CIRCUMSTANCES THAT REQUIRE THE COMPANY TO PAY TERMINATION COMPENSATION; THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST THE COMPANY RELATED TO THE PURCHASE AGREEMENT; UNCERTAINTIES AS TO THE NUMBER OF SHAREHOLDERS OF THE COMPANY WHO MAY TENDER THEIR SHARES IN THE TENDER OFFER; THE FAILURE TO SATISFY OTHER CONDITIONS TO COMPLETION OF THE TRANSACTION, INCLUDING THE RECEIPT OF ALL REGULATORY APPROVALS RELATED TO THE TRANSACTION (AND ANY CONDITIONS, LIMITATIONS OR RESTRICTIONS PLACED ON THESE APPROVALS); RISKS THAT THE TENDER OFFER AND RELATED TRANSACTIONS DISRUPT CURRENT PLANS AND OPERATIONS AND THE POTENTIAL DIFFICULTIES IN EMPLOYEE RETENTION AS A RESULT OF THE PROPOSED TRANSACTIONS; THE EFFECTS OF LOCAL AND NATIONAL ECONOMIC, CREDIT AND CAPITAL MARKET CONDITIONS ON THE ECONOMY IN GENERAL, AND OTHER RISKS AND UNCERTAINTIES; AND THOSE RISKS AND UNCERTAINTIES DISCUSSED FROM TIME TO TIME IN OUR OTHER REPORTS AND OTHER PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).

THESE FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS AND ASSESSMENTS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, BUSINESS STRATEGIES, OPERATING ENVIRONMENT, FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES APPROPRIATE. BY THEIR NATURE, FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES BECAUSE THEY RELATE TO EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE. THE FACTORS DESCRIBED IN THE CONTEXT OF SUCH FORWARD-LOOKING STATEMENTS IN THIS ANNOUNCEMENT COULD CAUSE THE COMPANY’S PLANS, ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, INDUSTRY RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH IT IS BELIEVED THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT AND PERSONS READING THIS ANNOUNCEMENT ARE THEREFORE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS AT THE DATE OF THIS ANNOUNCEMENT. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT (WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE), EXCEPT AS REQUIRED BY APPLICABLE LAW.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS THAT MAY IMPACT OUR EXPECTATIONS AND PROJECTIONS CAN BE FOUND CAN BE FOUND IN THE COMPANY’S ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AND IN ITS REPORTS ON FORM 6-K. OUR SEC FILINGS ARE AVAILABLE PUBLICLY ON THE SEC’S WEBSITE AT WWW.SEC.GOV, ON OUR WEBSITE AT WWW.NXP.COM/INVESTOR.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

THE TENDER OFFER FOR THE OUTSTANDING COMMON SHARES OF NXP SEMICONDUCTORS N.V. (THE “COMPANY”) HAS NOT YET COMMENCED. THIS COMMUNICATION IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY COMMON SHARES OF THE COMPANY WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. INTEND TO FILE WITH THE SEC. IF THE TENDER OFFER IS COMMENCED, QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC, AND THEREAFTER THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN THEY BECOME AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THESE MATERIALS (WHEN AVAILABLE) WILL BE SENT FREE OF CHARGE TO COMPANY SHAREHOLDERS AND MAY ALSO BE OBTAINED FROM THE COMPANY WEBSITE, HTTP://WWW.NXP.COM/INVESTOR. IN ADDITION, ALL OF THESE MATERIALS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.